ASIA GLOBAL HOLDINGS CORPORATION
A Nevada corporation

WRITTEN CONSEN TO ACTION
WITHOUT A MEETING
BY THE
BOARD OF DIRECTORS

I, the undersigned, being the sole member of the Board of Directors of Asia Global Holdings Corporation, hereby adopt the following recitals and resolutions by their written consent thereto, effective as of October 29, 2008, hereby waiving all notice of and the holding of a meeting of the directors to act upon such resolutions.

RESOLVED, the Corporation has received and accepted Mr. Michael Mak’s resignation as a member of the Board of Directors, the Chief Executive Officer and Chief Financial Officer of the Corporation; and

RESOLVED FURTHER, that prior to Mr. Mak’s resignation from the Corporation, it has been determined to be in the best interest of the Corporation to appoint the following individuals to the Board of Directors:

John Leper

Hin Lee Kwong

RESOLVED FURTHER, that it has been determined in the best interest of the Corporation that John Leper serve as the Chairman of the Board of Directors; and

RESOLVED FURTHER, that prior to Mr. Mak’s resignation from the Corporation, it has been determined in the best interest of the Corporation that the following individuals serve as officers of the Corporation as follows:

•	John Leper will serve as Chief Executive Officer;
•	John Leper will serve as Chief Financial Officer; and
•	Hin Lee Kwong will serve as Secretary

RESOLVED FURTHER, the Officers of the Corporation are hereby authorized and directed to file the appropriate documents with the Secretary of State of Nevada to reflect the newly appointed Directors and Officers as well as remove Mr. Mak from the Corporate records; and

RESOLVED FURTHER, the Officers of the Corporation are hereby authorized and directed to take any further actions necessary to implement the purpose of the resolutions stated herein above; and

RESOLVED FURTHER, the Secretary of the Corporation is hereby instructed to place a copy of these minutes in the Minute Book of the Corporation.

This consent is executed pursuant to the Revised Corporate Codes of Nevada.

/s/ John Leper
John Leper, Director

/s/ Hin Lee Kwong
Hin Lee Kwong, Director